UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 12, 2025

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2025, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Bloomin’ Brands, Inc. (the “Company”), the Board increased the size of the Board from ten (10) directors to eleven (11) directors and appointed James Dinkins as director of the Company, effective February 12, 2025. Mr. Dinkins will stand for re-election at the 2025 annual meeting of stockholders. Mr. Dinkins will also be appointed as a member of the Board’s Audit Committee.

Mr. Dinkins, age 62, currently serves as the Chief Executive Officer of The Honey Baked Ham Company LLC (“Honey Baked Ham”), a role he has held since 2021, and has served as an Independent Director for Monster Beverage Co. since 2020. From 2002 to 2020, he held various leadership roles at The Coca-Cola Company, serving as Group President and Senior Vice President, North America from 2018 to 2020.

There is no arrangement or understanding between Mr. Dinkins and any other person pursuant to which he was appointed as a director. Mr. Dinkins was identified through a national search. There are no family relationships between Mr. Dinkins and any director or other executive officer of the Company nor are there any transactions between Mr. Dinkins or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission.

As a non-employee director, Mr. Dinkins will be entitled to receive the standard cash and equity compensation for non-employee directors, as follows:

•$95,000 annual retainer for service on the Board;
•$15,000 annual retainer for service on the Audit Committee; and
•Annual award of restricted stock units of the Company with a fair market value equal to $155,000.

The cash and equity compensation described above will be pro-rated based on the date Mr. Dinkins is appointed to the Board. The award of restricted stock units described above will vest on the date of the first annual meeting of stockholders following the grant date. Mr. Dinkins is also entitled to receive reimbursement of his reasonable travel expenses incurred in connection with his attendance at Board and committee meetings.

Mr. Dinkins entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1 filed on April 6, 2012, as amended (Registration No. 333-180615).

The Board has determined that Mr. Dinkins satisfies the definition of “independent director” under the Nasdaq listing standards, including the requirements with respect to service on the Audit Committee.

Item 7.01    Regulation FD Disclosure

On February 12, 2025, the Company issued a press release announcing the appointment of Mr. Dinkins to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release - Addition to Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	February 13, 2025	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer